Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Barbara K. Hembree
October 20, 2009	317.465.0445
bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis Announces

2009 Third Quarter Dividends

Indianapolis, IN… On October 15, 2009, the Board of Directors (Board) of the Federal Home Loan Bank of Indianapolis (FHLBI) declared dividends on B-1 and B-2 stock at annualized rates of 2.00% and 1.60%, respectively. These dividends will be paid in cash on October 21, 2009.

Upon finalization of FHLBI’s third-quarter earnings, an earnings release will be provided.

Detailed information on FHLBI’s financial results for the first nine months of 2009 will be available in the Quarterly Report on Form 10-Q which will be filed with the Securities and Exchange Commission in mid-November.

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q which include factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

###

Building Partnerships, Serving Communities

The Federal Home Loan Bank of Indianapolis (FHLBI) is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations. The FHLBI is owned by its financial institution members, which include commercial banks, credit unions, insurance companies, and savings banks headquartered in Indiana and Michigan. For more information about the FHLBI and its Affordable Housing Program, visit www.fhlbi.com.